Exhibit 5.1

[LETTERHEAD OF MORRISON/FOERSTER]

June 20, 2005

Essex Corporation

6708 Alexander Bell Drive

Columbia, Maryland 21046

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 filed by Essex Corporation, a Virginia corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of shares of the Company’s common stock, no par value (the “Common Stock”), having an aggregate offering price of up to $100,000,000 (the “Shares”). The Shares are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any supplements to the Prospectus (the “Prospectus Supplements”). The Shares may be sold pursuant to a definitive underwriting, purchase or similar agreement (the “Underwriting Agreement”) to be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement other than as to the validity of the Shares. All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Registration Statement.

As counsel to the Company, we have examined the proceedings taken by the Company in connection with the authorization of the Shares and the preparation and filing of the Registration Statement and the Prospectus. We have also examined the Registration Statement and the Prospectus. In connection with this opinion, we have examined originals or copies of the certificate of incorporation and the bylaws, each as amended to date, of the Company (the “Corporate Documents”). In addition, we have examined such records, documents, certificates of public officials and the Company (individually, a “Document” and, collectively with the Registration Statement, Prospectus and Corporate Documents, the “Documents”), made such inquiries of officials of the Company and considered such

Essex Corporation

June 20, 2005

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questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

In making our examination of the Documents, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In addition, we have assumed that the Board of Directors (the “Board”) that authorized the filing of the Registration Statement and the sale and issuance of Shares pursuant to the Registration Statement was and will be validly elected. We have also assumed that the Company has been duly organized and is validly existing and in good standing under the laws of the Commonwealth of Virginia.

In rendering the opinions hereinafter set forth, we have assumed that (i) the Registration Statement, as finally amended (including all post-effective amendments), has become effective and remains effective during the period when the Shares are offered and sold; (ii) an appropriate Prospectus Supplement with respect to the Shares has been prepared, filed and delivered in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Shares are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the Shares has been duly authorized, executed and delivered by the Company and the other parties thereto and is fully enforceable against the parties thereto in accordance with its terms; (iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Shares and all matters related thereto; (v) the Shares have been offered, issued, and sold in accordance with the terms of the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto; (vi) there are a sufficient number of authorized but unissued shares of Common Stock reserved for issuance when the Shares are offered and sold; (vii) appropriate certificates evidencing the Shares have been executed and delivered by the Company; (viii) the full consideration stated in any Underwriting Agreement, or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto, has been paid for the Shares; and (ix) all applicable securities laws have been complied with.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and sold by the Company, will be legally and validly issued, fully paid and non-assessable.

Essex Corporation

June 20, 2005

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We express no opinion as to matters governed by any laws other than the Virginia Stock Corporation Act, as in effect on the date hereof. We hereby consent to the filing of this opinion with the Commission in connection with the filing of the Registration Statement and any amendments thereto. We also consent to the use of our name in the Prospectus under the heading “Legal Matters.” In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Morrison & Foerster LLP

Morrison & Foerster LLP